As filed with the Securities and Exchange Commission on March 21, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Landos Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-5085535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 11239

Blacksburg, VA 24062

(Address of principal executive offices)

2019 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plan)

Gregory Oakes

Chief Executive Officer

Landos Biopharma, Inc.

P.O. Box 11239

Blacksburg, VA 24062

(Name and address of agent for service)

(508) 218-2232

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Landos Biopharma, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (1) 155,836 additional shares of its common stock under the 2019 Equity Incentive Plan (the “2019 Plan”), pursuant to the provisions of the 2019 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2019 Plan on January 1, 2024 and (2) 31,167 additional shares of its common stock under the 2021 Employee Stock Purchase Plan (the “2021 ESPP,” and together with the 2019 Plan, the “Plans”), pursuant to the provisions of 2021 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 ESPP on January 1, 2024. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its common stock for issuance under the Plans on a Registration Statement on Form S-8 filed with the Commission on May 17, 2021 (File No. 333-256185), a Registration Statement on Form S-8 filed with the Commission on March 24, 2022 (File No. 333-263832) and a Registration Statement on Form S-8 filed with the Commission on March 23, 2023 (File No. 333-270768). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except as set forth below.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on March 21, 2024;

(b) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 1, 2021 (File No. 001-39971) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(c) All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect	8-K	001-39971	3.1	May 25, 2023
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect	S-1/A	333-252083	3.4	January 28, 2021
5.1	Opinion of Cooley LLP					X
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included in signature pages of Registration Statement).					X

99.1	2019 Equity Incentive Plan and Forms of Option Grant Notice and Agreement, Exercise Notice, Early Exercise Notice and Restricted Stock Award Notice (as amended)	S-1/A	333-252083	10.2	January 28, 2021
99.2	2021 Employee Stock Purchase Plan	S-1/A	333-252083	10.5	January 28, 2021
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blacksburg, Commonwealth of Virginia, on this 21st day of March, 2024.

LANDOS BIOPHARMA, INC.

By:	/s/ Gregory Oakes
Gregory Oakes
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory Oakes as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory Oakes	Chief Executive Officer and Director (Principal Executive and Financial Officer)	March 21, 2024
Gregory Oakes

/s/ Christopher Garabedian	Chairman of the Board of Directors	March 21, 2024
Christopher Garabedian

/s/ Roger Adsett	Director	March 21, 2024
Roger Adsett

/s/ Alka Batycky	Director	March 21, 2024
Alka Batycky

/s/ Fred Callori	Director	March 21, 2024
Fred Callori

/s/ Tiago Girao	Director	March 21, 2024
Tiago Girao

/s/ Tim M. Mayleben	Director	March 21, 2024
Tim M. Mayleben